Supermicro Announces Private Placement of $700.0 Million of New 2.25% Convertible Senior Notes Due 2028 and Amendments to Existing 0.00% Convertible Senior Notes Due 2029

San Jose, Calif. – February 11, 2025 – Super Micro Computer, Inc (NASDAQ: SMCI) (“Supermicro” or the “Company”) today announced that it has entered into privately negotiated agreements with certain holders of its existing 0.00% Convertible Senior Notes due 2029 (the “Existing Notes”) (i) to purchase (the “Subscription”) $700.0 million aggregate principal amount of newly issued 2.25% Convertible Senior Notes due 2028 (the “New Convertible Notes”) and (ii) to amend certain terms of, and obtain waivers with respect to, (together, the “Amendments”) the Existing Notes (as so amended, the “Amended Convertible Notes”). The Amendments are expected to be effective, and the Subscription is expected to close, on or about February 20, 2025, subject to customary closing conditions. The Amendments and the Subscription are cross-conditional. The Company intends to use the net proceeds from the New Convertible Notes offering for general corporate purposes, including to fund working capital for growth and business expansion.

The New Convertible Notes

The New Convertible Notes will be senior, unsecured obligations of the Company, and will bear interest at an annual rate of 2.25%, payable semi-annually on each January 15 and July 15, beginning on July 15, 2025. The conversion price for the New Convertible Notes will be equal to an approximate 50% premium over the volume-weighted average price of the Company’s common stock on February 12, 2025 (the “Reference Price”). The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The New Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after March 1, 2026 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 150% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Holders of the New Convertible Notes will have the right to require the Company to repurchase all or a portion of their New Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the New Convertible Notes) at a cash repurchase price of 100% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding the applicable repurchase date. The New Convertible Notes will mature on July 15, 2028 unless earlier redeemed, repurchased or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding January 15, 2028, the New Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after January 15, 2028, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, the New Convertible Notes will be convertible regardless of these conditions. The Company will settle conversions of the New Convertible Notes by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock at the Company’s election.

The Amended Convertible Notes

The Amended Convertible Notes will bear interest from the effective date of the Amendments at an annual rate of 3.50%, payable semi-annually on each March 1 and September 1, beginning on September 1, 2025. The conversion price of the Amended Convertible Notes will be amended to be equal to an approximate 105% premium over the Reference Price. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. Other than corresponding changes to the Amended Convertible Notes to reflect the revised interest rate and conversion price and conversion rate, the terms of the Amended Convertible Notes remain substantially unchanged.

In connection with the Amendments, the Company expects some or all of the holders of the Amended Convertible Notes and/or the New Convertible Notes may enter into or unwind various derivatives with respect to the Company’s common stock and/or purchase or sell shares of the Company’s common stock concurrently with or shortly after the determination of the amended conversion price for the Amended Convertible Notes and the determination of the conversion price for the New Convertible Notes. In particular, the Company expects that many holders of the Amended Convertible Notes employ, and holders of the New Convertible Notes will employ, a convertible arbitrage strategy with respect to the such notes and have or will establish a short position with respect to the Company’s common stock that they would modify or establish through purchases or sales of the Company’s common stock and/or entering into or unwinding various derivatives with respect to the Company’s common stock, as the case may be, in connection with the Amendments or the Subscription. These transactions could cause or avoid an increase or a decrease in the market price of the Company’s common stock, which may also affect the trading price of the Amended Convertible Notes or the New Convertible Notes at that time. In particular, this activity could affect the market price of Company’s common stock concurrently with the pricing of the Amended Convertible Notes or the New Convertible Notes, and could therefore affect the conversion price for the Amended Convertible Notes or the New Convertible Notes.

In connection with the pricing of the Existing Convertible Notes in February of 2024, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Existing Convertible Notes, the number of shares of the Company’s common stock underlying the Existing Convertible Notes. As a result of the Amendments, the Company intends to either amend the terms of and/or terminate all or a portion of the capped call transactions. Following any such amendment or termination, the option counterparties or their respective affiliates may modify or terminate their hedge positions by entering into or unwinding various derivatives with respect to the Company's common stock and/or purchasing or selling the Company’s common stock or other securities of the Company concurrently with or shortly after such amendment or termination of the capped call transactions. This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Amended Convertible Notes or the New Convertible Notes at that time. In particular, this activity could affect the market price of the Company’s common stock concurrently with the pricing of the Amended Convertible Notes or the New Convertible Notes, and could therefore affect the conversion price for the Amended Convertible Notes or the New Convertible Notes.

Neither the Amended Convertible Notes, the New Convertible Notes, nor any shares of the Company’s common stock issuable upon conversion of the Amended Convertible Notes or the New Convertible Notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Amended Convertible Notes, the New Convertible Notes, the Company’s common stock potentially issuable upon conversion of the Amended Convertible Notes or the New Convertible Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among other things, the anticipated terms of the Amended Convertible Notes and the New Convertible Notes, statements regarding the intended use of the proceeds from the Subscription and the potential impact of anticipated transactions by holders of the Amended Convertible Notes, the New Convertible Notes, and the option counterparties on the Company’s securities. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend” and other similar expressions. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are based on management’s current expectations and beliefs about future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties include, but are not limited to, the risks related to whether the Company will consummate the Amendments or the Subscription on the expected terms or at all, the anticipated effects of holders of the Amended Convertible Notes or the New Convertible Notes or the option counterparties entering into or unwinding derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock, market and general conditions, and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the Securities and Exchange Commission. The forward-looking statements included in this press release speak only as of the date of this press release, and the Company does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor Relations Contact:
Nicole Noutsios
Stratos Advisors
email: ir@supermicro.com